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Exhibit 23.1
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                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by references in this registration statement of our report dated April 15, 1999 (except for the matter discussed in Note 13, as to which the date is August 11, 1999), included in the Company's Form 10-K for the year ended December 31, 1998.



/s/Arthur Andersen LLP
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Boston, Massachusetts
October 20, 1999